_Exhibit 99-2
                                                                    ------------
                               JARDEN CORPORATION
                            555 Theodore Fremd Avenue
                               Rye, New York 10580











 March 12, 2004



The Board of Directors
Dixon Ticonderoga Company
195 International Parkway
Heathrow
FL 32746

Attention: Gino N. Pala

Re:               Third Amendment to Exclusivity Agreement

Dear Sirs:

          Reference is made to the Exclusivity Agreement, dated January 9, 2004, as amended on February 10, 2004, and as further amended on February 27, 2004, by and between Jarden Corporation, a Delaware corporation ("Buyer") and Dixon Ticonderoga Company, a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Exclusivity Agreement. In view of discussions between Buyer and the Company of potential alternative acquisition structures and Buyer's ongoing due diligence review, Buyer and the Company hereby agree to amend the Exclusivity Agreement as follows:

          1. Paragraph 2 of the Exclusivity Agreement is amended to read in its entirety as follows:

               2. Exclusivity.  Pursuant to this letter agreement and subject to
               Section 3 hereof, the Buyer shall have the exclusive right to negotiate with the Company on the terms and conditions of, and definitive documentation for, the Transaction, which right shall expire on the earlier of (i) April 12, 2004 at 5:00 p.m. or, in the event such date is extended by the mutual written agreement

The Board of Directors
Dixon Ticonderoga Company
Page 2

               of the Buyer and the Company, such later date, (ii) the execution by Buyer, Newco and the Company of a definitive acquisition agreement, and (iii) the time at which the discussions and negotiations with respect to the Transaction have been finally terminated by the Buyer (the "Termination Date").

          2. The date referenced in clause (ii) of Paragraph 6 of the Exclusivity Agreement is changed from "March 12, 2004" to "April 12, 2004".

          In all other respects, the terms of the Exclusivity Agreement shall remain the same.

The Board of Directors
Dixon Ticonderoga Company
Page 3

          This amendment may be signed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

          If this amendment correctly expresses our mutual intentions, please execute and return the enclosed copy of this letter to the undersigned.


                                                JARDEN CORPORATION


                                                By:/s/ Desiree DeStefano
                                                   ---------------------
                                                Name:Desiree DeStefano
                                                Title:SVP


AGREED TO AND ACCEPTED
ON March 12, 2004

DIXON TICONDEROGA COMPANY



By: /s/ Richard A. Asta
    ---------------------
    Name:Richard A. Asta
    Title:CFO











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